Exhibit 10.2

FIRST AMENDMENT TO

TIVIC HEALTH SYSTEMS, INC.

AMENDED AND RESTATED 2021 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors and stockholders of Tivic Health Systems, Inc. (the “Company”) have each adopted and approved the Tivic Health Systems, Inc. Amended and Restated 2021 Equity Incentive Plan (the “Plan”);

WHEREAS, as of June 30, 2025, pursuant to Section 4(a) of the Plan, a total of 86,669 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) have been authorized and reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the aggregate number of shares authorized for issuance under the Plan to 511,669 shares of Common Stock, including shares previously issued thereunder; and

WHEREAS, Section 14 of the Plan permits the Company to amend the Plan from time to time, subject to certain limitations specified therein, including stockholder approval of certain amendments.

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval by the Company’s stockholders on June 30, 2025:

1. Section 4(a) of the Plan is hereby amended and restated to read in its entirety as follows:

(a) Shares Subject to the Plan. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate Five Hundred Eleven Thousand Six Hundred Sixty-Nine (511,669) shares of the Company’s Common Stock. In addition, subject to the provisions of Section 10 relating to adjustments upon changes in stock, such aggregate Award Shares that may be issued pursuant to Stock Awards will automatically increase on January 1 of each fiscal year (for a period of ten years after adoption of the Plan) during the term of the Plan, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (a) five percent (5%) of the total number of shares of the Company’s Common Stock outstanding on December 31st of the preceding calendar year or (b) such number of shares determined by the Board, in its discretion.

2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this First Amendment to Tivic Health Systems, Inc. Amended and Restated 2021 Equity Incentive Plan as of June 30, 2025.

TIVIC HEALTH SYSTEMS, INC.

By:	/s/ Jennifer Ernst
Name: Title:	Jennifer Ernst Chief Executive Officer